  Safety Quick Lighting & Fans Corp. Reports

Second Quarter and Six Months Financial Results

Market Maker Receives FINRA Clearance To Offer Quotes In Company’s Stock

Company Raises $2,000,000 in Up Round of Common Stock.

ALPHARETTA, GA – August 17, 2015 – Safety Quick Lighting & Fans Corp. (“SQL” or the “Company”), a manufacturer and distributor of electronic fixtures incorporating its patented power plug technology, announced financial results for the three and six month periods ended June 30, 2015. For the six months ended June 30, 2015, the Company reported revenue of $2,219,000; a loss from operations of $(2,255,000) and a net loss attributed to SQL shareholders of $(3,013,000) or $(0.08) per basic share. Included in the Company’s net loss results was amortization costs of $2,284,000 for its GE trademark license and debt discount.

SQL's third party manufacturers received GE's approval in the fourth quarter of 2014, and SQL began recording revenues under its new business model in the first quarter of 2015. During the six months ended June 30, 2014, the Company incurred an operating loss of $(938,000) and a net loss attributed to SQL shareholders of $(2,286,000) or $(0.07) per basic share, during which the Company did not amortize its GE trademark license, but did amortize debt discount costs of $579,000 and recorded a $568,000 expense associated with the change in fair value of embedded derivatives.

For the three month period ended June 30, 2105, the Company reported revenue of approximately $800,000; a loss from operations of approximately $1,187,000 and a net loss of $1,467,000 or $0.04 per basic share. Amortization of the GE trademark license included in the financial results was approximately $609,000. For the comparable period in 2014, the Company recorded no revenue and incurred an operating loss of approximately $583,000 and a net loss of approximately $1,695,000 or $0.05 per basic share. The 2014 results included an $847,000 increase in other expenses associated with the debt discount costs and derivatives expense associated with our financings.

During 2014, the Company focused on completing audits of its third party manufacturing facilities to achieve quality compliance consistent with GE standards and meeting with prospective retailers in North America to gain acceptance as an approved supplier. The Company also incurred costs associated with registering the underlying shares of the convertible promissory notes and warrants sold through the private placement transactions.

Gross profit (gross revenue less cost of goods sold) was approximately $272,000 or 12.3% of gross revenue and $93,000 or 11.6% of gross revenue for the six-month and three month periods, respectively. The current gross profit margins reflect the introductory pricing offered for the initial orders and are expected to increase.

Selling, general and administrative (SG&A) costs for the six months ended June 30, 2015 increased approximately $1,319,000 to approximately $2,527,000. The increase was primarily due to the non-cash amortization of the GE trademark licensing fee, selling expenses and the costs associated with its public company status. For the three months ended June 30, 2016 G&A increased $697,000 to $1,280,000, due to same reasons noted above.

Other expenses decreased approximately $847,000 to $282,000 in the three months ended June 30, 2015 from the comparable prior year three month period and decreased approximately $618,000 to $758,000 in the first six months of 2015 from the comparable prior year period due to a reduction in derivative expense and registration charges which were partially offset by change in derivative liability charges.

In late July 2015, FINRA cleared the Company’s market maker’s request to provide quotations for the Company’s common stock on the OTC Bulletin Board. The Company is in the process of applying to the OTC QB market place and hopes to have its shares publicly traded late in the third quarter or fourth quarter of 2015. “Receiving clearance from FINRA was an important development for our company and our existing and prospective shareholders,” stated John P. Campi, SQL’s president and chief executive officer. Mr. Campi added, “We believe participation in the publicly traded stock market will significantly increase public awareness of our company and its potentially disruptive technology.”

The Company announced that it had closed on a private placement of approximately $1,280,000 of its common stock at $0.60 per share prior to the end of the second quarter.  Among the participants in this tranche of the private placement were the Company’s CEO, a member of its board of directors and other insiders.  The Company closed on an additional $730,000 after the end of the second quarter, for a total raise of $2,010,000.  The purchase price of the current private placement represents a 140% increase over the conversion price ($0.25 per share) of the Company’s private placement of secured convertible promissory notes sold in the previous year.

During the second quarter of 2015, the Company continued to ship against existing orders while expanding its marketing efforts of GE branded fans to other large retailers. To further expand its market reach, the Company recognized the exceptional growth of online sales and will be offering an expanded selection of its products over the Internet. In preparation for this new distribution channel, SQL stocked approximately $400,000 of product to accommodate initial orders, which commenced in the current quarter. The Internet distribution strategy is not only expected to increase sales growth, but also serve as an indicator of popular items for future in-store distribution. “Early indications of our third quarter on-line sales activity show broad based acceptance of our product quality and offering. This is significant since on-line sales activity has proven to be the gateway into additional shelf space in the stores,” commented Mr. Campi.

For the six months ended June 30, 2015, the Company used approximately $1,920,000 to fund operations compared to $913,000 for the same period in the prior year. Capital was primarily used to fund operations, accounts receivables and inventory acquired for the e-commerce sales. The Company funded all sales and cost of sales from existing operations and had $920,000 in cash and cash equivalents on June 30, 2015 and, as previously mentioned, the Company received approximately $730,000 subsequent to the second quarter end from the private placement of common stock. As of June 30, 2015 the Company had 39,851,918 shares outstanding, compared with 35,750,000 shares issued and outstanding at 2014.

“The prospects for introducing safer ceiling and wall mounted electrical fixtures that reduce the risk of shock and injury are very significant. Feedback from prospective customers and industry regulators indicate that SQL’s patented power plug technology could prove to be a disruptive force in the industry. We have laid the groundwork and infrastructure that will support the level of growth I believe our technology and products will attract. We are looking forward to continuing the progress of rolling-out our powerful technology,” concluded Mr. Campi.

About Safety Quick Lighting & Fans Corp.

Safety Quick Light (“SQL”) is a patented, disruptive technology that is transforming the lighting and ceiling fan industry. SQL’s technology replaces the mounting bar unit built in existing electrical mounting boxes, converting it into a weight bearing plug that has no exposed wires. Using SQL’s power plug, anyone can safely install ceiling and wall lights and ceiling fans in minutes. SQL’s technology is UL and CUL listed. Installing a ceiling light fixture is as simple as pushing the fixture in place and pressing a button.

SQL’s technology is comprised of two parts: a female receptacle that is secured to existing electrical boxes, into which electrical and ground wires are simply inserted and locked into holes on the device, and a male plug that is preinstalled on the lighting or fan fixture. Once the female piece is attached to the electrical box, any lighting or fan fixture into which the male plug is incorporated can be installed in literally seconds. SQL’s technology will be pre-installed in all types of lighting fixtures, including holiday themed lighting, and ceiling fans, for both indoor and outdoor use. For more information and to view a product video visit www.safetyquicklight.com.

Safety Quick Lighting & Fans Corp. contact:

John Campi, Chief Executive Officer

(770) 754-4711

Forward-Looking Statements: This press release includes forward-looking statements as determined by the U.S. Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that SQL believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of SQL to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These include, but are not limited to, risks and uncertainties associated with the impact of economic, competitive and other factors affecting SQL and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors over which SQL has little or no control and are too numerous to list. SQL does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in SQL recent filings with the SEC.

The Company is providing this release in accordance with Rule 135c under the Securities Act of 1933, as amended ("Rule 135c"), and the announcement contained herein does not constitute an offer to sell the Company's securities, and is not a solicitation for an offer to purchase the Company's securities. The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of SQL.

Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statements of Operations
Six Months Ended June 30, 2015 and 2014
(Unaudited)

	Three months		Six Months
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Sales	$799,922	$—	$2,219,138	$—
Cost of sales	(707,252)	—	(1,946,981)	—
Gross profit	92,670	—	272,157	—

General and administrative expenses	1,279,838	583,281	2,527,211	937,828
Loss from operations	(1,187,168)	(583,281)	(2,255,054)	(937,828)

Other income (expense)
Interest expense	(645,035)	(477,616)	(1,393,557)	(814,248)
Derivative expenses	—	(568,485)	—	(568,485)
Change in fair value of embedded derivative liabilities	362,697	134,887	635,689	224,666
Other expense	—	(218,143)	—	(218,143)
Total other expense - net	(282,338)	(1,129,357)	(757,868)	(1,376,210)

Net loss including noncontrolling interest	(1,469,506)	(1,712,638)	(3,012,922)	(2,314,038)
Less: net loss attributable to noncontrolling interest	—	(17,444)	—	(27,768)
Net loss attributable to Safety Quick Lighting & Fans Corp.	$(1,469,506)	$(1,695,194)	$(3,012,922)	$(2,286,270)

Net loss per share - basic and diluted	$(0.04)	$(0.05)	$(0.08)	$(0.07)

Weighted average number of common shares outstanding during the year - basic and diluted	37,976,375	35,105,787	36,934,354	34,811,924

Safety Quick Lighting & Fans Corp. and Subsidiary

Consolidated Balance Sheets

	(Unaudited)		(Unaudited)
	June 30, 2015	December 31, 2014	June 30, 2014
Assets
Current assets:
Cash	$919,397	$1,241,487	$2,236,051
Accounts receivable	1,414,141	—	—
Inventory	409,980	—	—
Prepaid expenses	24,192	29,643	51,614
Total current assets	2,767,710	1,271,130	2,287,665
Furniture and Equipment - net	123,231	132,609	117,031
Other assets:
Patent - net	63,400	46,419	31,984
Debt issue costs - net	84,289	161,946	241,246
GE trademark license - net	8,354,515	9,565,217	—
Other assets	65,714	65,714	13,509
Total other assets	8,567,918	9,839,296	286,739
Total assets	$11,458,859	$11,243,035	$2,691,435

Liabilities and Stockholders (Deficit)
Current liabilities:
Accounts payable & accrued expenses	$2,325,379	$1,041,741	$542,137
Convertible debt - net of $1,490,827 net of debt discount	2,973,405	1,223,982	889,250
Convertible debt - related parties - net of $11,609 debt discount	38,391	26,999	50,000
Notes payable	105,409	98,086	100,566
Derivative liabilities	4,016,073	4,651,762	5,130,013
Other current liabilities	60,957	78,622	3,846
Total current liabilities	9,519,614	7,121,192	6,715,812
Long term liabilities:
Convertible debt	—	688,013	127,956
Notes payable	248,539	307,009	354,080
GE royalty obligation	11,844,661	12,000,000	—
Total long term liabilities	12,093,200	12,995,022	482,036
Total liabilities	21,612,814	20,116,214	7,197,848
Stockholders' deficit:
Preferred stock: $0 par value, 20,000,000 shares authorized;
0 shares issued and outstanding	—	—	—
Common stock: $0 par value, 500,000,000 shares authorized;39,851,918 and 35,750,000 shares issued and outstanding at June 30, 2015 and December 31, 2014 respectively	127,400	127,400	127,400
Additional paid-in capital	8,091,273	6,359,127	6,313,736
Accumulated deficit	(18,337,186)	(15,324,264)	(10,912,107)
Total Stockholders' deficit	(10,118,513)	(8,837,737)	(4,470,971)
Noncontrolling interest	(35,442)	(35,442)	(35,442)
Total Deficit	(10,153,955)	(8,873,179)	(4,506,413)
Total liabilities and stockholders' deficit	$11,458,859	$11,243,035	$2,691,435

Safety Quick Lighting & Fans Corp. and Subsidiary
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30, 2015 and 2014
(Unaudited)
	Six months
	June 30, 2015	June 30, 2014
Cash flows from operating activities:
Net loss attributable to Safety Quick Lighting & Fans Corp.	$(3,012,922)	$(2,286,270)
Net loss attributable to noncontrolling interest	—	(27,768)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	10,868	8,105
Amortization of debt issue costs	77,657	63,909
Amortization of debt discount	1,072,802	579,383
Amortization of patent	2,320	1,414
Amortization of GE trademark license	1,210,702	—
Change in fair value of derivative liabilities	(635,689)	(224,666)
Derivative expense	—	568,485
Stock options issued for services - related parties	62,500	31,250
Change in operating assets and liabilities:
Accounts receivable	(1,414,141)	—
Prepaid expenses	5,451	(38,104)
Inventory	(409,980)	—
Royalty payable	(155,339)	—
Other	(17,665)	(27,020)
Deferred rent	—	3,846
Accounts payable & accrued expenses	1,283,638	434,759
Net cash used in operating activities	(1,919,798)	(912,677)

Cash flows from investing activities:
Purchase of property & equipment	(1,490)	(142,034)
Payment of patent costs	(19,301)	(8,700)
Net cash used in investing activities	(20,791)	(150,734)

Cash flows from financing activities:
Direct issue costs paid	—	(69,944)
Proceeds from issuance of convertible notes	—	2,270,100
Stock issued in exchange for interest	429,646	—
Repayments of notes	(51,147)	(8,560)
Repayments of notes - related party	—	(26,108)
Proceeds from the exercise of options	—	1,000
Proceeds from issuance of stock	1,240,000	—
Net cash provided by financing activities	1,618,499	2,166,488

Increase (decrease) cash and cash equivalents	(322,090)	1,103,077
Cash and cash equivalents at beginning of period	1,241,487	1,132,974
Cash and cash equivalents at end of period	$919,397	$2,236,051

Supplementary disclosure of non-cash financing activities:
Reduction in principal balance of notes from escrow balance	$—	$40,000
Debt discount recorded on convertible debt accounted for as a derivative liability	$—	$2,249,459
Reclassification of derivative liability to additional paid-in-capital	$—	$214,769

Supplementary disclosure of cash flow information
Cash paid during the period for:
Interest	$320,599	$11,443